SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
-------------------------------------------------------------------------------
                                 FORM 8-K/A

                               CURRENT REPORT
                             PURSUANT TO SECTION
                             13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    September 1, 1998
                                                  ---------------------


                          HEMAGEN DIAGNOSTICS, INC.
             --------------------------------------------------
             (Exact name of Registrant as Specified in Charter)

Delaware                        1-11700                  04-2869857
--------                        -------                  ----------
(State or other                 (Commission              (IRS Employer
jurisdiction of                 File Number)             Identification No.)
incorporation)


34-40 Bear Hill Road, Waltham, MA                                      02451
----------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code  (781) 890-3766
                                                   -------------------------



                                 FORM 8-K/A

                              November 11, 1998

Item                                                  Page
----                                                  ----

Item 7.      Financial Statements and Exhibits           1

Signature                                                2

Exhibit                                               None


Item 7.  Financial Statements and Exhibits

         a.  Financial Statements.   Audited Financial Statements of the
         Analyst business for the year ended December 31, 1997, for the period May 7, 1996 to December 31, 1996 and for the three month period ended March 31, 1998

         b. Pro Forma Financial Information for the Registrant and the Analyst business

             Condensed Combined Pro Forma Financial Statements
             (Unaudited)                                                  F1

             Pro Forma Condensed Combined Balance Sheet, as of June 30,
             1998 (Unaudited)..                                           F3

             Pro Forma Condensed Combined Statement of Operations,
             Fiscal Year Ended September 30, 1997 (Unaudited)             F4

             Pro Forma Condensed Combined Statement of Operations, Nine
             Months ended June 30, 1998 (Unaudited)                       F5

             Notes to the Pro Forma Condensed Combined Financial
             Statements (Unaudited)                                       F6

         c.  Exhibits (previously filed with the Commission).

             Exhibit
               No.                       Title
             -------                     -----

             2.1 Asset Purchase Agreement, dated as of August 14, 1998, between Dade Behring Inc. and Hemagen Diagnostics, Inc.

             2.2 Amendment to Asset Purchase Agreement dated as of August 31, 1998, between Dade Behring Inc. and Hemagen
                  Diagnostics, Inc.

            20.1 Press Release of Hemagen Diagnostics, Inc., dated September 2, 1998



                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Hemagen Diagnostics, Inc.




Dated November 11, 1998                By: /s/ Carl Franzblau, Ph.D.
                                           -------------------------
                                           Carl Franzblau, Ph.D.
                                           President and Chairman of
                                           the Board of Directors



                                       Analyst(R) Business
                                       (a business line of
                                       Dade Behring, Inc.)


                             ------------------------------------

                                      Financial Statements
                         Three months ended March 31, 1998
                              Year ended December 31, 1997
                   Period May 7, 1996 to December 31, 1996



                                     Analyst(R) Business
                  (a business line of Dade Behring, Inc.)

                                                 Contents

-----------------------------------------------------------------

Report of Independent Certified Public Accountants        3


Financial Statements:

  Statements of net assets to be purchased                4

  Statements of operations                                5

  Notes to financial statements                        6-13




Independent Auditors' Report



To the Board of Directors and Stockholders of Hemagen Diagnostics, Inc.


We have audited the accompanying statements of net assets to be purchased of the Analyst( business (the "Business"), a business line of Dade Behring, Inc. (the "Company") as of March 31, 1998 and December 31, 1997 and 1996, and the related statements of operations of the Business for the three months ended March 31, 1998, the year ended December 31, 1997 and the period May 7, 1996 through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of net assets to be purchased and operations of the Business were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Business' financial position or results of operations as of or for the periods noted.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be purchased of the Business at March 31, 1998 and December 31, 1997 and 1996 and the results of operations of the Business for the respective periods ended March 31, 1998 and December 31, 1997 and 1996 in conformity with generally accepted accounting principles.




                                       /s/ BDO Seidman, LLP

Boston, Massachusetts
October 2, 1998


                                     Analyst(R)  Business
                  (a business line of Dade Behring, Inc.)

                                 Statements of Operations


-----------------------------------------------------------------



                                                  Three Months
                                                     Ended          Year Ended      May 7, 1996 -
                                                   March 31,       December 31,     December 31,
                                                      1998             1997             1996
-------------------------------------------------------------------------------------------------
                                                              (Dollars in Thousands)

Net sales                                            $1,777          $ 9,240           $ 6,914

Operating costs and expenses:
  Cost of goods sold                                    868            8,588             6,160
  Marketing and administrative expenses                 506            3,006             1,740
-------------------------------------------------------------------------------------------------

      Income (loss) from operations                     403           (2,354)             (986)

Interest expense                                         97              422               316
-------------------------------------------------------------------------------------------------

Excess (deficiency) of net sales over certain
 costs and expenses before taxes on income              306           (2,776)           (1,302)

Taxes on income                                           3                -                 -
-------------------------------------------------------------------------------------------------

Excess (deficiency) of net sales over certain
 costs and expenses                                  $  303          $(2,776)          $(1,302)
=================================================================================================


                                See accompanying notes to financial statements.



                                       Analyst(R) Business
                                       (a business line of
                                       Dade Behring, Inc.)


                             Notes to Financial Statements

                             ------------------------------------


1.  Basis of Presentation

On August 14, 1998, Dade Behring, Inc., ("Dade") entered into an Asset Purchase Agreement (the "Agreement") with Hemagen Diagnostics, Inc. ("Hemagen") for the sale of Dade's Analyst(R) Business (the "Business"). The Business includes the development, manufacture and sale of the Analyst(R) instrument together with the rotors and reagents for use in in-vitro diagnostics. Revenues of the Business are principally derived from the sale of reagents to physicians, veterinarians and small clinics in the United States.

On August 31, 1998 (the "Closing Date"), Dade sold to Hemagen essentially all of the assets currently comprising Dade's operation of the Business. These assets consist of accounts receivable, inventories (including materials, work-in process and finished products), machinery and production equipment and equipment placed with customers.

Throughout the periods covered by these financial statements, the Business' operations were conducted and accounted for as a business line of Dade's Chemistry Business Unit. Historically, financial statements were not prepared for the Business. The financial statements presented herein have been derived from Dade's historical accounting records and are presented as if the operations of the Business had been conducted exclusively within a wholly-owned subsidiary of Dade.

Under Dade's centralized cash management system, cash requirements of the Business were generally provided directly to the Business by Dade, and cash generated by the Business was generally remitted directly to Dade. Transaction systems (e.g. payroll and accounts payable) used to record and account for cash disbursements were provided by centralized Dade functions. Most of these corporate systems are not designed to track liabilities and payments on a business-specific basis. Accordingly, it is not practical to determine liabilities associated with the Business for the above items; therefore, such liabilities cannot be included in the Statements of Net Assets to be Sold. Given these constraints, a statement of cash flows is not presented; thus, only certain supplemental cash flow information is available as presented in Note 6.

The statements of operations include all revenues and costs, in conformity with generally accepted accounting principles, attributable to the Business, including: 1) costs for facilities, functions and services used by the Business at sites shared with other Dade operations, 2) costs for certain functions and services performed by centralized Dade organizations directly charged to the Business and, 3) allocations of interest expense.

In anticipation of the sale of the Analyst Business, management allocated less resources to the Business in the three month period ended March 31, 1998 which resulted in a higher gross margin in this period as a result of the reduced costs as compared to previous periods presented.

All of the allocations and estimates in these financial statements are based on assumptions that Dade management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if the Business had been operated as a separate entity since allocations for shared services are inherently made based upon appropriate relative measures.

Transactions between the Business and other Dade operations have been identified in the financial statements as transactions between related parties to the extent practicable (See Note 5).


2.  Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the accompanying financial statements. These policies are in conformity with generally accepted accounting principles and have been applied consistently unless otherwise noted.


Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Actual results could differ from those estimates.


Revenue Recognition

Revenues for products sold consist principally of reagent sales to customers possessing Dade's Analyst(R) instruments. These revenues are recognized upon shipments of product and on the basis of contract sale prices.


Deferred Service Revenue

Analyst customers may elect to purchase extended service contracts on Dade's Analyst(R) instruments. Revenues under product service contracts are recognized ratably over the term of the contract.


Royalties

The Business entered into two royalty agreements with regard to the technology for the manufacture of rotors. The royalties are based upon sales and are payable quarterly and semi-annually, respectively. These agreements expire in March 2000 and May 2005.


Warranties

The Business warrants the sale of its new Analyst(R) instruments for a period of one year. The warranty provision is immaterial at each period-end, as most of the Business' instrument sales are of refurbished instruments, which are not warranted. Accordingly, no warranty provisions are included in the accompanying statements of net assets to be purchased.


Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes materials, labor and manufacturing overhead costs. Market for materials is based on replacement costs and, for other inventory classifications, on net realizable value. Appropriate consideration is given to deterioration, obsolescence and other factors in evaluating net realizable value.


Machinery and Production Equipment

Machinery and production equipment are stated at cost and are depreciated using the straight-line method. Depreciation is provided for over useful lives ranging from 5 to 15 years.


Other Equipment

Other equipment includes Analyst(R) instruments provided to customers, principally in the United States, at no charge in exchange for contractual commitments for ongoing reagent revenues. Management believes the carrying value of this equipment is recoverable from the revenues anticipated from future sales of reagents. Other equipment is depreciated over 5 years.


Interest Expense

Interest expense was not historically allocated by Dade to its business units. Interest expense has been allocated to the Business based on the average net assets outstanding and the weighted average cost of borrowing for each period presented. Dade management believes this allocation is reasonable, but is not necessarily indicative of the interest cost that would have been incurred if Analyst had been operated as a separate entity.


Income Taxes

For all periods presented, the taxable income (loss) of the Business was included in the consolidated tax returns of Dade. Accordingly, separate income tax returns were not prepared or filed for the Business. The income tax expense (benefit) for the Business' earnings or losses has been separately determined by applying the asset and liability approach as if the Business were a separate taxpaying entity.


Loss Per Share

For all periods presented, the Business was operated as a business line and, accordingly, disclosure of loss per share is not required.


3.  Inventories

Inventories consist of the following:

                              March 31,     December 31,     December 31,
                                1998            1997             1996
-------------------------------------------------------------------------
                                        (Dollars in Thousands)

Raw materials                  $  189          $  203           $  282
Work-in-process                   269             262              552
Finished goods                  1,040           1,311            1,657
----------------------------------------------------------------------

Total inventories at cost       1,498           1,776            2,491

Less valuation allowance          (42)            (42)             (61)
----------------------------------------------------------------------

                               $1,456          $1,734           $2,430
======================================================================


4.  Taxes on Income

The Business is not party to a formal tax sharing agreement with the Company. Based upon the Business' history of operating losses, a valuation allowance has been recognized for the deferred tax asset resulting primarily from net operating losses on the basis that it is more likely than not that these assets would not be realized by the Business as a separate taxpaying entity. No Federal taxes have been provided due to the availability of net operating loss carryforwards. Taxes in the 1998 period are comprised of state taxes.


5.  Related Party Transactions

These financial statements include transactions with other Dade entities involving functions and services (such as cash management, tax administration, legal and data processing) that were provided to the Business. The costs of these functions and services have been directly charged and/or allocated to the Business using methods that Dade management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the Business had been operated as a separate entity. It is not feasible to segregate all of these charges from costs incurred directly by the Business. Charges and allocations of these corporate expenses to the Business are as follows:

                              Three Months
                                 Ended          Year Ended      May 7, 1996 -
                               March 31,       December 31,     December 31,
                                  1998             1997             1996
-----------------------------------------------------------------------------
                                     (Dollars in Thousands)

Cost of good sold:
  Glasgow employee
   benefit expenses               $ 19            $  109           $   79
=============================================================================
Marketing and
 administrative
 expenses:
  Glasgow division
   overhead                       $413            $2,300           $1,447
  Dade corporate overhead           93               706              293
-----------------------------------------------------------------------------
                                  $506            $3,006           $1,740
=============================================================================


6.  Supplemental Cash Flow Information

As described in Note 1, Dade's management system is not designed to trace centralized cash and related financing transactions to the specific cash requirements of the Business. In addition, Dade's corporate transaction systems are not designed to track liabilities and payments on a business specific basis. Given these constraints, the following data is presented to facilitate analysis of key components of cash flows activity:

                               Three Months
                                  Ended          Year Ended      May 7, 1996 -
                                March 31,       December 31,     December 31,
                                   1998             1997             1996
------------------------------------------------------------------------------
                                      (Dollars in Thousands)

Excess (deficiency) of
 net sales over certain
 costs and expenses               $ 303           $(2,776)         $(1,302)
Deferred tax
 expense (benefit)                (100)             1,291              551
Depreciation                         88               388              313
Net loss on disposal of
 equipment placed with
 customers                           25                97               53
Change in accounts
 receivable                         214                66              199
Change in inventory                 278               696             (180)
Change in accounts
 payable                           (234)              188               59
Change in royalty accrual           (38)              (90)             123
Change in deferred service
 revenue                              7               (67)             (19)
--------------------------------------------------------------------------

Cash flow from operating
 activities, provided to
 (from) Dade*                     $ 543           $  (207)         $  (203)
==========================================================================

<F*>  Cash flow from operating activities, as presented above, does not necessarily represent the cash flows of the Business, or the timing of such cash flows, had it operated as a separate entity.


7.  Commitments and Contingencies

The Business has various purchase commitments for materials and supplies incidental to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market.

The Business does not have any material lease commitments.

The Business is subject to various lawsuits and claims with respect to such matters as product liabilities, governmental regulations and other actions arising out of the normal course of business. While the effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists, in the opinion of Dade's management and legal counsel, there are currently no known lawsuits or claims which would materially affect the financial position of the Business.


PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                                INTRODUCTION

      On August 14, 1998, Hemagen Diagnostics, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Dade Behring Inc. ("Dade"), for the purchase of certain assets related to a product line sold under the tradename Analyst(R). The transaction closed on September 1, 1998. The Analyst(R) product line consists primarily of the Analyst bench top clinical chemistry system and the related consumables which are used for both human and veterinary medical diagnostic testing. The assets included accounts receivable, inventory, equipment, and certain intellectual property. The Company agreed to assume certain of Dade's liabilities including accounts payable, service contracts and warranty obligations. Pursuant to the Agreement and the related documents executed by the parties, Dade will continue to manufacture the products under a separate manufacturing agreement for a period of up to thirty-six months while the Company transitions the manufacturing operations to its facility located in Columbia, Maryland. The Company intends to have the instruments manufactured by Dade or some other suitable third party for the foreseeable future.

      Under the Agreement, at the closing of the transaction, the Company paid $3,500,000 in cash and issued a non-interest bearing promissory note to Dade (the "Note") in the amount of $1,250,000. Under the terms of the Note, the Company agrees to pay Dade in full on or before September 1, 2000. The Note is subject to adjustment due to changes in the net current asset values of the transferred assets. The Company has also agreed to pay Dade a royalty on the sale of certain consumables for use with the Analyst Instrument.

      The Company financed the acquisition using $3,500,000 in proceeds from a $5,000,000 revolving credit line from Bank Boston, N.A., which is secured by all the assets of the Company and its subsidiaries.

The unaudited pro forma condensed combined balance sheet of Hemagen Diagnostics, Inc. ("Hemagen") as of June 30, 1998 assumes the acquisition of the Analyst business ("Analyst") occurred on that date.

The unaudited pro forma condensed combined statements of operations for the year ended September 30, 1997 and the nine months ended June 30, 1998 present the results as if the Analyst acquisition had been consummated as of October 1, 1996. The operating results for the Analyst's business for the year ended December 31, 1997 were used to prepare the unaudited pro forma condensed combined statement of operations for Hemagen's fiscal year ended September 30, 1997. Accordingly, the unaudited operating results for the Analyst business for the three months ended December 31, 1997, which included revenue of $2,310,000 and a net loss of $694,000, have been included in both periods presented.

The unaudited pro forma condensed combined financial statements have been prepared by Hemagen and all calculations have been made based upon assumptions deemed appropriate. The unaudited pro forma condensed combined financial statements were prepared utilizing the accounting policies of Hemagen. The pro forma adjustments reflect the acquisition being recorded as a purchase and the preliminary allocation of the purchase price and accordingly may be subject to certain significant adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The purchase price has been allocated based upon the estimated fair value of the assets and liabilities acquired.

The unaudited pro forma financial information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the dates indicated. In addition, the unaudited pro forma financial information does not purport to be indicative of results of operations or financial position which may be achieved in the future.

The unaudited pro forma financial information should be read in conjunction with Hemagen's historical consolidated financial statements and notes thereto contained in the 1997 Annual Report on Form 10-KSB and the Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, and the financial statements of the Analyst business presented herein.


                  Hemagen Diagnostics, Inc. and Subsidiary
                 Pro Forma Condensed Combined Balance Sheet
                             As of June 30, 1998
                                 (Unaudited)


                                                        Historical
                                               ----------------------------                        Pro forma
                                                                 Analyst          Pro forma        Combined
                                                 Hemagen      Business Line      Adjustments      As Adjusted

Assets
Current Assets:
  Cash and cash equivalents                    $   920,639     $        -      $(3,750,000)(1)    $ 1,044,157
                                                                                 3,500,000 (2)
                                                                                   373,518 (3)
  Restricted cash                                   96,050              -                              96,050
  Accounts and other receivable                  1,931,676        855,451                           2,787,127
  Inventories                                    4,750,994      1,812,834           94,000 (1)      6,657,828
  Other current assets                             242,379              -                             242,379
                                               --------------------------------------------------------------
      Total current assets                       7,941,738      2,668,285          217,518         10,827,541
  Property and equipment (net)                   2,259,334      1,449,967          537,033 (1)      4,246,334
  Other Assets                                   1,478,283              -                           1,478,283
                                               --------------------------------------------------------------
Total Assets                                   $11,679,355     $4,118,252      $   754,551        $16,552,158
                                               ==============================================================

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expense         $   772,549     $  126,326      $         -        $   898,875
  Deferred service revenue                               -        166,477                             166,477
  Customer deposits                                109,410              -                             109,410
  Note payable                                                          -        3,500,000 (2)      3,500,000
  Current portion of long-term debt                282,680              -                             282,680
                                               --------------------------------------------------------------
      Total current liabilities                  1,164,639        292,803        3,500,000          4,957,442
Long-term debt, less current portion                     -              -        1,080,000 (1)      1,080,000
                                               --------------------------------------------------------------
Total Liabilities                                1,164,639        292,803        4,580,000          6,037,442
                                               --------------------------------------------------------------
Stockholders equity:
  Preferred Stock                                        -              -                                   -
  Common Stock                                      78,519              -                              78,519
  Additional paid-in capital                    13,434,946              -                          13,434,946
  Retained earnings/deficit                     (2,998,749)                                        (2,998,749)
                                               --------------------------------------------------------------
Total stockholder's equity                      10,514,716      3,825,449       (3,825,449)(1)     10,514,716
                                               --------------------------------------------------------------
Total liabilities and stockholder's equity     $11,679,355     $4,118,252      $   754,551        $16,552,158
                                               ==============================================================



      See Notes to Pro Forma Condensed Combined Financial Statements.



                  Hemagen Diagnostics, Inc. and Subsidiary
            Pro Forma Condensed Combined Statement of Operations
                    Fiscal Year Ended September 30, 1997
                                 (Unaudited)



                                                   Historical
                                          -----------------------------
                                                             Analyst
                                            Hemagen       Business Line                       Pro forma
                                          Year Ended       Year Ended        Pro forma        Combined
                                            9/30/97         12/31/97        Adjustments      As Adjusted

Net sales                                 $12,991,102      $ 9,240,000      $       -        $22,231,102

Costs and expenses:
  Cost of sales                             7,603,909        8,588,000        107,000 (4)     16,298,909
  Research and development                  1,072,188                                          1,072,188
  Selling, general and administrative       3,808,000        3,006,000                         6,814,000
                                          --------------------------------------------------------------
                                           12,484,097       11,594,000        107,000         24,185,097
                                          --------------------------------------------------------------

  Operating income (loss)                     507,005       (2,354,000)      (107,000)        (1,953,995)
Other income (expenses), net                 (101,876)        (422,000)      (297,000)(4)       (483,876)
                                                                              (85,000)(4)
                                                                              422,000 (4)
                                          --------------------------------------------------------------

  Income (loss) before income taxes           405,129       (2,776,000)       (67,000)        (2,437,871)

Provision for income taxes                          -                -              -                  -
                                          --------------------------------------------------------------
  Net Income (loss)                       $   405,129      $(2,776,000)     $ (67,000)       $(2,437,871)
                                          ==============================================================

Net income (loss) per share               $      0.05                                        $     (0.32)
                                          ==============================================================
Weighted average shares outstanding         7,676,561                                          7,676,561
                                          ==============================================================



      See Notes to Pro Forma Condensed Combined Financial Statements.


                  Hemagen Diagnostics, Inc. and Subsidiary
            Pro Forma Condensed Combined Statement of Operations
                       Nine Months Ended June 30, 1998
                                 (Unaudited)


                                                   Historical
                                          -----------------------------
                                                             Analyst
                                            Hemagen       Business Line
                                          Nine Months      Nine Months                        Pro forma
                                             Ended            Ended          Pro forma        Combined
                                            6/30/98          6/30/98        Adjustments      As Adjusted

Net sales                                 $ 9,037,276      $ 5,695,400      $       -        $14,732,676

Costs and expenses:
  Cost of sales                             5,111,675        3,693,600         81,000(4)       8,886,275
  Research and development                    802,891                                            802,891
  Selling, general and administrative       2,726,387        1,630,700                         4,357,087
                                          --------------------------------------------------------------
                                            8,640,953        5,324,300         81,000         14,046,253

  Operating income                            396,323          371,100        (81,000)           686,423
Other income (expenses), net                  (19,969)        (299,500)      (223,000)(4)       (306,719)
                                                                              (63,750)(4)
                                                                              299,500 (4)
                                          --------------------------------------------------------------
  Income before income taxes                  376,354           71,600        (68,250)           379,704

Provision for income taxes                          -            6,000         (6,000)(4)              -
                                          --------------------------------------------------------------

  Net Income                              $   376,354      $    65,600      $ (62,250)       $   379,704
                                          ==============================================================
Net income per share                      $      0.05                                        $      0.05
                                          ==============================================================

Weighted average shares outstanding         7,853,390                                          7,853,390
                                          ==============================================================



      See Notes to Pro Forma Condensed Combined Financial Statements.



                  Hemagen Diagnostics, Inc. and Subsidiary

         Notes to Pro Forma Condensed Combined Financial Statements
                                 (Unaudited)

The pro forma adjustments to the condensed consolidated balance sheet are as follows:

      (1) To reflect the acquisition of the Analyst business, a product line of Dade Behring Inc. and the allocation of the purchase price on the basis of estimated fair values of the assets acquired and liabilities assumed. The components of the purchase price and its allocation to the assets and liabilities of the Analyst business are approximately as follows:


Components of purchase price:

      Cash paid at closing                             $3,500,000
      Estimated direct expenses of the acquisition        250,000
      Present value of note payable to seller
       (Face value $1,250,000)                          1,080,000
      Adjustment of purchase price (see note 3)          (374,000)
                                                       ----------
            Total purchase price                       $4,456,000

Allocation of purchase price:

      Accounts receivable (net)                        $  855,000
      Inventories                                       1,907,000
      Property and equipment                            1,987,000
      Accounts payable and accrued
       expenses                                          (127,000)
      Deferred service revenue                           (166,000)
                                                       ----------
            Total allocation                           $4,456,000


      (2) To reflect receipt of $3,500,000 from a revolving credit line from BankBoston, N.A. to finance the Analyst acquisition.

      (3) The Asset Purchase Agreement dated August 14, 1998 calls for an adjustment of the purchase price if working capital is below $2,611,550 at the time of the acquisition. The actual working capital as of June 30, 1998 was $2,375,482, therefore, if the acquisition had closed on this date there would have been an adjustment of the purchase price of $373,518.

      (4) To reflect the adjustments to the pro forma condensed combined statements of income as follows:


                                              Year Ended         Nine Months Ended
                                           December 31, 1997       June 30, 1998
                                           -----------------     -----------------

Increase in interest expense-
 bank debt used to finance acquisition        $(297,000)            $(223,000)
Amortization of discount of note
 payable to seller                              (85,000)              (63,750)
Increase in depreciation expense
 as a result of purchase accounting
 step-up in basis.                             (107,000)              (81,000)
Decrease in tax provision allocated
 by Dade                                                                6,000
Decrease in interest expense-
 allocated by Dade                              422,000               299,500
                                              -------------------------------
Total pro forma adjustment to income          $ (67,000)            $ (62,250)
                                              ===============================


The pro forma adjustments reflect the acquisition being recorded as a purchase and the preliminary allocation of the purchase price. The purchase will be allocated to the assets and liabilities based on their estimated fair value and accordingly may be subject to certain significant adjustments as the Company finalizes the allocation of the purchase price in accordance with generally accepted accounting principles. The Company will review, with the assistance of independent outside auditors, the fair value of the assets and liabilities acquired and accordingly, certain amounts recorded herein, including the possible recognition of goodwill, will be adjusted to reflect to those values.



                              Analyst Business

                  Unaudited Quarterly Financial Information

      The accompanying unaudited condensed financial statements of the Analyst business have been prepared in accordance with generally accepted accounting principles for interim financial information and Item 310 (G) of Regulation SB-2. Accordingly, they do no include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the audited Statements of net assets to be purchased and operations and footnotes thereto of the Analyst business included with this report.

                              Analyst Business
                   (a business line of Dade Behring Inc.)
                   Statement of Net Assets to be Purchased
                             As of June 30, 1998
                                 (Unaudited)


Assets

Accounts receivable
  Gross                                    $1,069,000
  Less allowance for doubtful accounts       (214,000)

Inventories
  Cost                                      1,865,000
  Less valuation allowance                    (52,000)

Machinery and production equipment          1,763,000
Less accumulated depreciation                (497,000)

Other equipment                               377,000
Less accumulated depreciation                (193,000)
                                           ----------
      Total assets                         $4,118,000
                                           ==========

Liabilities
-----------

Accounts payable                           $   68,000
Deferred service revenue                      166,000
Royalty obligation                             59,000
                                           ----------

      Total liabilites                        293,000
                                           ----------
Net assets                                 $3,825,000
                                           ==========


                              Analyst Business
                   (a business line of Dade Behring Inc.)
                          Statements of Operations
                                 (Unaudited)

                                                             Six Months Ended
                                                                 June 30,
                                                        --------------------------
                                                           1998           1997
                                                        --------------------------

Net sales                                               $3,385,400     $ 4,484,000

Operating costs and expenses
  Cost of goods sold                                     1,546,600       4,167,597
  Marketing and administrative expenses                    879,200       1,503,000
                                                        --------------------------
  Income (loss) from operations                            959,600      (1,186,597)
Interest expense                                          (194,000)       (211,000)
                                                        --------------------------
Excess (deficiency) of net sales over certain costs
 and expenses before taxes on income                       765,600      (1,397,597)
Taxes on income                                             6,000
                                                        --------------------------
Excess (defiency) of net sales over certain costs
 and expenses                                           $  759,600     $(1,397,597)
                                                        ==========================